Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-55843 and 333-32252) and S-8 (No. 33-38831, 33-40506, 33-53052, 33-53158, 33-63603, 33-82524, 333-07089, 333-07101, 333-07103, 333-07095, 333-11787, 333-11795, 333-31213 and 333-31233, 333-47372, 333-60441, 333-60443, 333-60445, 333-92713, 333-72530, 333-101212, 333-110492, 333-118062 and 333-130221) of Laserscope of our report dated March 15, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 15, 2006